Exhibit 10.3

FOURTH AMENDMENT TO AMENDED
AND RESTATED CREDIT AGREEMENT

     THIS FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made and entered into effective as of April 30, 2002 (the “Effective Date”) by and among ACE CASH EXPRESS, INC., a Texas corporation (the “Borrower”), the lenders party to the Credit Agreement (as defined below) (collectively, together with all successors and assigns, the “Lenders”), WELLS FARGO BANK TEXAS, NATIONAL ASSOCIATION, a national banking association, as agent for the Lenders (the “Agent”), BANK OF AMERICA, N.A., a national banking association, as syndication agent for the Lenders (the “Syndication Agent”), WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, formerly known as FIRST UNION NATIONAL BANK, (“Wachovia”), and JPMORGAN CHASE BANK, a New York state banking corporation, formerly known as THE CHASE MANHATTAN BANK (“Chase”), both as managing agents for the Lenders (Wachovia and Chase, in such capacities, are hereby referred to as the “Managing Agents”) (collectively, the Agent, the Syndication Agent and the Managing Agents are referred to as the “Agents”).

PRELIMINARY STATEMENTS

     A.     The Borrower, the Lenders and the Agents have entered into that certain Amended and Restated Credit Agreement, dated as of November 9, 2000, as amended by that certain Amendment to Amended and Restated Credit Agreement, by and among the Borrower, the Lenders and the Agents, dated as of February 21, 2001, as further amended by that certain Second Amendment to Amended and Restated Credit Agreement, by and among the Borrower, the Lenders and the Agents, dated as of November 7, 2001, and as further amended by that certain Third Amendment to Amended and Restated Credit Agreement, by and among the Borrower, the Lenders and the Agents, dated as of December 31, 2001 (as amended, the “Credit Agreement”).

     B.     The Borrower, the Lenders and the Agents desire to amend the Credit Agreement and the other Credit Documents as hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

AGREEMENT

ARTICLE I. DEFINITIONS

     SECTION 1.01 Certain Defined Terms. Capitalized terms used in this Amendment are used as defined in the Credit Agreement, as amended hereby, unless otherwise stated.

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ARTICLE II. AMENDMENT

     SECTION 2.01 Amendment to Section 1.01; Amendment and Restatement of Certain Defined Terms. Effective as of the Effective Date, the following definitions contained in Section 1.01 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

“Applicable Margin” shall mean the following percentages per annum applicable to the following Types of Loans, which percentages shall be added to the applicable interest rates for purposes of calculating the interest rates payable to the Lenders, as more fully described by Section 2.05.

TYPE OF LOAN	APPLICABLE MARGIN

Alternate Base Loans	3.00%
Eurodollar Loans	N/A
Reference Rate Loans	4.00%

“Available Commitment Amount” shall mean at any date of determination with respect to the Revolving Credit Commitment, the lesser of (i) the Total Revolving Credit Commitment or (ii) $130,000,000, minus, in either case, the average daily unpaid principal balance of the Revolving Credit Loans since the later to occur of April 30, 2002 and the last date of payment of the Commitment Fee with respect to the Revolving Credit Commitment, as described in Section 2.06(a) hereof.

“Final Maturity Date” shall mean October 31, 2002.

“Interest Payment Date” shall mean (a) with respect to any Alternate Base Loan, (i) the last Business Day of each month commencing on the month following the Closing Date and (ii) the Revolving Credit Termination Date, (b) with respect to any Reference Rate Loan, (i) the last Business Day of each month commencing on the month following the Closing Date and (ii) the Revolving Credit Termination Date and (c) with respect to any Fixed Rate Loan, (i) the last Business Day of each month commencing on the month following the Closing Date and (ii) the Term Loan Termination Date.

“Loan” shall mean any Term Loan or any Revolving Credit Loan.

“Notes” shall mean, collectively, the Term Notes and the Revolving Credit Notes of the Borrower, executed and delivered as provided in Section 2.04 hereof.

“Total Commitment” shall mean the sum of the Lenders’ Total Term Loan Commitment and Total Revolving Credit Commitment, as the same may be

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terminated or reduced from time to time in accordance with the provisions of this Agreement.

     SECTION 2.02 Amendment to Section 1.01; Addition of Certain Defined Terms. Effective as of the date hereof, the following definitions shall be added to Section 1.01 of the Credit Agreement in alphabetical order:

“Fixed Rate Loan” shall mean a Loan based upon the Fixed Rate in accordance with Article II hereof.

“Fixed Rate” shall mean a fixed interest rate per annum equal nine percent (9.0%).

     SECTION 2.03 Amendment to Section 1.01; Deletion of Certain Defined Terms. Effective as of the Effective Date, the definitions of “Seasonal Revolving Credit Commitment”, “Seasonal Revolving Credit Lender”, “Seasonal Revolving Credit Loan”, “Seasonal Revolving Credit Note”, “Seasonal Revolving Credit Termination Date” and “Total Seasonal Revolving Credit Commitment” contained in Section 1.01 of the Credit Agreement are hereby deleted in their entirety.

     SECTION 2.04 Amendment to Section 2.01(d). Effective as of the Effective Date, Section 2.01(d) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

"(d) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender, severally and not jointly, agrees to make Revolving Credit Loans to the Borrower, at any time and from time to time, the Borrower having the right to borrow, repay and reborrow, from the Closing Date to the Revolving Credit Termination Date, in an aggregate principal amount at any time outstanding not to exceed the amount of such Lender’s Revolving Credit Commitment set forth opposite its name in Schedule 2.01(b) hereto. Notwithstanding the foregoing, at no time shall the aggregate principal amount of Revolving Credit Loans outstanding exceed the lesser of (i) the Borrowing Base then in effect, (ii) the Total Revolving Credit Commitment or (iii) $130,000,000 (the lesser of the foregoing being hereinafter referred to as, the “Borrowing Limit”). If the total unpaid amount of the Revolving Credit Loans at any time exceeds the Borrowing Limit then in effect, Borrower shall make a paydown on the Revolving Credit Loans in an amount sufficient to reduce the total unpaid balance of the Revolving Credit Loans to an amount no greater than the Borrowing Limit. Such mandatory paydown shall be accompanied by all accrued and unpaid interest on the amount prepaid.”

     SECTION 2.05 Amendment to Section 2.02(b). Effective as of the Effective Date, Section 2.02(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

"(b) Revolving Credit Loans shall be made ratably by the Lenders in accordance with their respective Revolving Credit Commitments; provided, however,

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that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder. Term Loans shall be made by the Lenders against delivery to each Lender of one (1) Term Note, payable to the order of such Lender, as referred to in Section 2.04 hereof. All Revolving Credit Loans shall be made by the Lenders against delivery to each Lender of one (1) Revolving Credit Note, payable to the order of such Lender, as referred to in Section 2.04 hereof.”

     SECTION 2.06 Amendment to Section 2.03. Effective as of the Effective Date, Section 2.03 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“SECTION 2.03. Notice of Revolving Credit Loans. The Borrower shall give the Agent irrevocable written or facsimile notice (promptly confirmed in writing) of each borrowing to be made by the Borrower (including, without limitation, a conversion as permitted by Section 2.02(e) hereof) not later than (i) 8:00 a.m., San Francisco, California time, the Business Day of a proposed Revolving Credit Loan consisting of a Reference Rate Loan borrowing or any Reference Rate Loan conversion and (ii) 8:00 a.m., San Francisco, California time, the Business Day of a proposed Revolving Credit Loan consisting of an Alternate Base Loan borrowing or any Alternate Base Loan conversion. Such notice shall be in substantially the form of Exhibit I hereto (the “Borrowing Notice”) and shall (i) state that the Loans then being requested are to be Revolving Credit Loans, (ii) specify whether the Loans then being requested are to be Alternate Base Loans or Reference Rate Loans, (iii) specify the date of such borrowing (which shall be a Business Day) and amount thereof, (iv) state that the representations and warranties set forth in Article III hereof and in any documents delivered in connection herewith shall be true and correct in all material respects with the same effect as though made on and as of such date (except insofar as such representations and warranties relate expressly to an earlier date), (v) state that no Default or Event of Default has occurred and is continuing or would otherwise be created by such borrowing and (vi) state that the proceeds of such Loans will be used only to fund Borrower’s working capital requirements in the ordinary course of its business. If no election as to the Type of Loan is specified in any such notice, all such Loans shall be Alternate Base Loans. Notwithstanding anything contained in this Agreement to the contrary, (i) Revolving Credit Loans shall only be, and shall only be convertible into, Alternate Base Rate Loans or Reference Rate Loans and (ii) Term Loans shall only be Fixed Rate Loans. The Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.03 and of each Lender’s portion of the requested borrowing.”

     SECTION 2.07 Amendment to Section 2.04(a). Effective as of the Effective Date, Section 2.04(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

"(a) All Term Loans made by a Lender to the Borrower shall be evidenced by a single Term Note, duly executed by the Borrower, dated as of April 30, 2002, in substantially the form of Exhibit A hereto, delivered by the Borrower and payable to such Lender in a principal amount equal to such Lender’s Term Loan Commitment on such date. All Revolving Credit Loans made by a Lender to the

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Borrower shall be evidenced by a single Revolving Credit Note, duly executed by the Borrower, dated as of the Closing Date, in substantially the form of Exhibit B hereto, delivered by the Borrower and payable to such Lender in a principal amount equal to such Lender’s Revolving Credit Commitment on such date.”

     SECTION 2.08 Amendment to Section 2.04(b). Effective as of the Effective Date, Section 2.04(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

"(b) Each Revolving Credit Note shall bear interest from its date on the outstanding principal balance thereof as provided in Section 2.05 hereof. The outstanding balance of each Revolving Credit Loan, as evidenced by any such Revolving Credit Note, shall mature and be due and payable on the Revolving Credit Termination Date.”

     SECTION 2.09 Amendment to Section 2.04(c). Effective as of the Effective Date, Section 2.04(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

"(c) Each Term Note shall bear interest from its date on the outstanding principal balance thereof as provided in Section 2.05 hereof. The Borrower shall make aggregate principal payments in respect of the Term Notes on the dates and in the amounts set forth below.

Date	Principal Payments

April 30, 2002	$1,000,000
May 31, 2002 and on the last Business Day of each calendar month thereafter through and including the last Business Day of the calendar month immediately preceding the Term Loan Termination Date	$250,000

The aggregate unpaid principal balance of each Term Loan, as evidenced by such Term Note, shall mature and be due and payable on the Term Loan Termination Date.”

     SECTION 2.10 Amendment to Section 2.05. Effective as of the Effective Date, Section 2.05 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

     “SECTION 2.05. Interest on Loans.

(a) Subject to the provisions of Section 2.08 and Section 9.08 hereof, each Alternate Base Loan shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin then in effect.

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(b) Subject to the provisions of Section 2.08 and Section 9.08 hereof, each Eurodollar Loan shall bear interest at a rate per annum equal to the Adjusted LIBOR plus the Applicable Margin then in effect at the beginning of such Interest Period.

(c) Subject to the provisions of Section 2.08 and Section 9.08 hereof, each Reference Rate Loan shall bear interest at a rate per annum equal to the Reference Rate plus the Applicable Margin then in effect.

(d) Subject to the provisions of Section 2.08 and Section 9.08 hereof, each Fixed Rate Loan shall bear interest at a rate per annum equal to the Fixed Rate.

(e) Notwithstanding anything contained in this Agreement to the contrary, (i) Revolving Credit Loans shall only be, and shall only be convertible into, Alternate Base Rate Loans or Reference Rate Loans and (ii) Term Loans shall only be Fixed Rate Loans.

(f) Interest on each Loan shall be payable in arrears on each applicable Interest Payment Date. Interest on each Loan shall be computed based on the number of days elapsed in a year of 360 days. The Agent shall determine each interest rate applicable to the Revolving Credit Loans and shall promptly advise the Borrower and the Lenders of the interest rate so determined.”

     SECTION 2.11 Amendment to Section 2.06. Effective as of the Effective Date, Section 2.06 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“SECTION 2.06. Fees.

(a) The Borrower shall pay each Lender, through the Agent, its pro rata share of a monthly commitment fee (“Commitment Fee”) from April 30, 2002 until the Revolving Credit Termination Date, in an amount equal to: (i) the Available Commitment Amount applicable to the Revolving Credit Commitment during such month (or such shorter period as may be applicable), multiplied by (ii) the Applicable Commitment Fee Percentage; provided, however, that there shall be no Commitment Fee attributable to the Revolving Credit Commitment after the Revolving Credit Termination Date.

(b) Any portion of the Commitment Fee that has not been previously paid shall be payable in immediately available funds (i) on the last Business Day of each calendar month commencing on April 30, 2002, (ii) on the Revolving Credit Termination Date, and (iii) on the date of any reduction of the Total Revolving Credit Commitment in accordance with the provisions of this Agreement. The Commitment Fee due to each Lender under this Section 2.06 shall commence to accrue on April 30, 2002 and cease to accrue on the Revolving Credit Termination Date in accordance with the terms of this Section 2.06. The Commitment Fee shall be calculated on the basis of the actual number of days elapsed in a year of 360 days.”

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     SECTION 2.12 Amendment to Section 2.07. Effective as of the Effective Date, Section 2.07 of the Credit Agreement, together with the heading thereto, is hereby amended and restated in its entirety to read as follows:

“SECTION 2.07 Termination or Reduction of the Total Revolving Credit Commitment; Termination of Term Loan Commitment.

(a) Upon at least five (5) Business Days’ prior irrevocable written notice (or facsimile notice promptly confirmed in writing) to the Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Total Revolving Credit Commitment ratably among the Lenders in accordance with the amounts of their Commitments; provided, however, the Total Revolving Credit Commitment shall not at any time be reduced to an amount less than the sum of the Revolving Credit Loans then outstanding. Each voluntary partial reduction of the Total Revolving Credit Commitment shall be in an integral multiple of five million dollars ($5,000,000).

(b) Simultaneously with any termination or reduction of the Total Revolving Credit Commitment pursuant to paragraph (a) above, the Borrower shall pay to each Lender, through the Agent, the Commitment Fee due and owing through and including the date of such termination or reduction on the amount of the Commitment of such Lender so terminated or reduced.

(c) The Revolving Credit Commitment of each Lender shall automatically and permanently terminate on the Revolving Credit Termination Date, and all Revolving Credit Loans still outstanding on such date shall be due and payable in full together with accrued interest thereon. No Lender shall have any obligation to make any Revolving Credit Loans after the Revolving Credit Termination Date.

(d) The Term Loan Commitment of each Lender shall automatically and permanently terminate on the Term Loan Termination Date and all Term Loans still outstanding on such date shall be due and payable in full together with accrued interest thereon.”

     SECTION 2.13 Amendment to Section 2.08(a). Effective as of the Effective Date, Section 2.08(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

"(a) If the Borrower shall default in the payment of the principal of or interest on any Loan or any fee or other amount due hereunder, by acceleration or otherwise, the Borrower shall on demand upon twenty-four (24) hours prior notice from time to time pay interest, subject to Section 9.08 hereof and to the extent permitted by law, on such defaulted amount up to the date of actual payment of such defaulted amount (after as well as before judgment) at a rate per annum equal to the Alternate Base Rate plus seven and one-half percent (7-1/2%), but in no event higher than the maximum rate under applicable law. Notwithstanding anything to the

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contrary contained in Section 2.05(e) hereof, any interest payable pursuant to this Section 2.08(a) shall be paid when due in lawful money of the United States (in freely transferable dollars).”

     SECTION 2.14 Amendment to Section 2.09(a). Effective as of the Effective Date, Section 2.09(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

"(a) Within fifteen (15) Business Days after the consummation of any Asset Sale, the Borrower shall prepay the Obligations in an amount equal to one hundred percent (100%) of the net cash proceeds of such Asset Sale; provided, however, that the Borrower shall have no obligation to make any such prepayment pursuant to this Section 2.09(a) until the Borrower has received, with respect to any Fiscal Year, aggregate net cash proceeds from Asset Sales of at least one million dollars ($1,000,000) (the “Asset Sale Limit”). Such prepayments shall be applied, first to the scheduled principal payments due in respect of the Term Loan in inverse order of their maturity, second to the unpaid interest of the Term Loan and finally to the repayment of the Revolving Credit Loans.”

     SECTION 2.15 Amendment to Section 2.09(b). Effective as of the Effective Date, Section 2.09(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

"(b) Within five (5) Business Days after the receipt of proceeds pursuant to an issuance by the Borrower or any of its Subsidiaries of any of the Borrower’s or any such Subsidiary’s equity securities (and regardless of whether such equity securities are issued in a public or private sale), the Borrower shall prepay the Obligations in an amount equal to the net cash proceeds of any such sale of equity securities. Such prepayments shall be applied, first to the scheduled principal payments due in respect of the Term Loan in inverse order of their maturity, second to the unpaid interest of the Term Loan and finally to the repayment of the Revolving Credit Loans.”

     SECTION 2.16 Amendment to Section 2.09(e). Effective as of the Effective Date, Section 2.09(e) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

"(e) The Borrower shall make prepayments of the Revolving Credit Loans from time to time as required in order to ensure that the aggregate principal amount of the Revolving Credit Loans outstanding does not exceed the lesser of (i) the Borrowing Base then in effect, (ii) the Total Revolving Credit Commitment or (iii) $130,000,000.”

     SECTION 2.17 Addition of Section 5.18. Effective as of the Effective Date, a new Section 5.18 is hereby added to the Credit Agreement which shall read as follows:

“SECTION 5.18. Supplemental Litigation Meeting. Upon Agent’s or any Lender’s request, within five (5) days after the Borrower’s filing of its Quarterly

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Report on Form 10-Q or its Annual Report on Form 10-K with the Securities and Exchange Commission, make available for a meeting with representatives of Agent and any other Lender desiring to participate at least one knowledgeable executive officer of the Borrower to respond to questions about (a) the disclosures in any such report regarding the Borrower’s legal proceedings and (b) any other actions, suits or proceedings then pending against or involving the Borrower.”

     SECTION 2.18 Amendment to Section 6.19. Effective as of the Effective Date, Section 6.19 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“SECTION 6.19. Store Leases; Capital Expenditures. From and after April 30, 2002, open any new stores or enter into any lease, commitment or other agreement obligating the Borrower to take occupancy of any additional leased space; provided, however, that (a) the Borrower shall be permitted to finish out the five (5) stores listed on Schedule 6.19(a) hereto and (b) in addition to the stores referenced in clause (a) preceding, the Borrower shall be permitted to open and/or finish out up to ten (10) new company-owned stores (which stores shall be comprised of the stores listed on Schedule 6.19(b) hereto and/or stores which are opened in replacement of company-owned stores that are closed in the ordinary course of Borrower’s business) if, with respect to both clauses (a) and (b) preceding, the total amount of all Capital Expenditures made or incurred by the Borrower in connection with opening and/or finishing out (i) any such individual store location does not exceed $75,000 and (ii) all such store locations do not exceed $750,000 in the aggregate; provided further, however, that the foregoing shall not restrict the opening and/or finishing out of any franchisee-owned stores if no Capital Expenditures or other costs are made or incurred by the Borrower in connection with the opening and/or finishing out of such stores. In addition to the foregoing, during the period from April 30, 2002 through and including the Final Maturity Date, the Borrower shall not make any Capital Expenditures except for (a) the Capital Expenditures expressly permitted pursuant to the first proviso contained in the preceding sentence and (b) other Capital Expenditures not to exceed $1,500,000 in the aggregate.”

     SECTION 2.19 Addition of Section 6.20. Effective as of the Effective Date, a new Section 6.20 is hereby added to the Credit Agreement which shall read as follows:

“SECTION 6.20. Settlement of Lawsuit. Settle any lawsuit or cause of action filed against it for Borrower’s payment of an amount (net of insurance proceeds) in excess of $1,500,000 without the prior written consent of the Required Lenders, which consent shall not be unreasonably withheld.”

     SECTION 2.20 Amendment of Exhibit I, Schedule 2.01(a) and Schedule 6.19. Effective as of the Effective Date, (i) Exhibit I and Schedule 2.01(a) to the Credit Agreement are hereby replaced with the forms of Exhibit I and Schedule 2.01(a) attached hereto and (ii) Schedule 6.19 to the Credit Agreement is hereby replaced with Schedules 6.19(a) and 6.19(b) attached hereto.

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     SECTION 2.21 Miscellaneous Deletions. Effective as of the Effective Date, (i) Section 2.01(e) of the Credit Agreement is hereby deleted in its entirety and (ii) Exhibit K and Schedule 2.01(c) to the Credit Agreement are hereby deleted in their entirety.

ARTICLE III. CONDITIONS PRECEDENT

     SECTION 3.01 The effectiveness of the amendments in Article II of this Amendment is subject to the satisfaction of the following conditions precedent:

(a) The Lenders shall have received (i) this Amendment, duly executed by the Borrower and the Lenders, (ii) a certificate of the Secretary of the Borrower acknowledging (A) that the Borrower’s Board of Directors has adopted, approved, consented to and ratified resolutions which authorize the execution, delivery and performance by the Borrower of this Amendment, and (B) the names of the officers of the Borrower authorized to sign this Amendment together with specimen signatures of such officers, (iii) a Consent and Ratification of the existing Guaranty Agreements, substantially in the form of Exhibit G to the Credit Agreement, executed by each Guarantor, (iv) the Amended and Restated Term Notes in the form attached hereto as Exhibit A, duly executed by Borrower in favor of the Lenders, and (v) such additional documents, instruments and information as the Agents or any Lender may reasonably request;

(b) The representations and warranties contained herein and in the Credit Agreement, as amended hereby, and the other Credit Documents shall be true and correct in all material respects as of the date hereof, as if made on the date hereof;

(c) After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing;

(d) All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to the Agents and the Required Lenders and their legal counsel;

(e) Agent shall have received Borrower’s unaudited consolidated financial statements as of March 31, 2002, which shall be in form and substance satisfactory to Agent;

(f) Borrower shall have paid (i) the commitment fee accrued pursuant to Section 2.06 of the Credit Agreement (prior to giving effect to this Amendment) through the date of this Amendment and (ii) the portion of the commitment fee described in Section 4.01 of this Amendment which is due and payable on the date hereof;

(h) Counsel to Agent and Lenders shall have engaged, on behalf of Agent and Lenders, an independent financial consultant satisfactory to them to

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conduct, at Borrower’s expense and for the benefit of Agent and Lenders, (i) one review of the Borrower’s short-term loan practices and the Borrower’s short-term loan portfolio together with industry comparisons and (ii) one review of the Borrower’s three-year financial forecast furnished after June 30, 2002 in accordance with Section 5.05(f) of the Credit Agreement (each of which reviews shall be satisfactory to the Agent it its sole discretion), and the Borrower shall have (A) agreed to afford such financial consultant full access to the relevant books, records and employees of the Borrower as such financial consultant shall deem necessary or reasonably appropriate in light of the scope of such reviews and (B) paid such financial consultant a retainer of $15,000 in connection with its engagement; and

(i) Borrower shall have paid all reasonable fees and expenses incurred by counsel to Agent and Lenders in connection with the transactions contemplated by this Amendment, including, without limitation, all reasonable fees and expenses incurred in connection with the preparation of this Amendment and any other loan documentation related thereto.

ARTICLE IV. COVENANTS

     SECTION 4.01 Borrower hereby agrees to pay to each Lender a nonrefundable commitment fee in consideration of the Loans and other credit accommodations provided herein, the receipt and adequacy of which are hereby acknowledged, in an amount equal to 1.00% of each Lender’s combined Revolving Credit Commitment and Term Loan Commitment (as of the date of this Amendment), such commitment fee to be payable in three installments on (i) April 30, 2002 in the amount of $524,250, (ii) July 1, 2002 in the amount of $500,000 and (iii) October 1, 2002 in the amount of $1,024,250. Notwithstanding the foregoing, Borrower shall not be required to pay the portion of the commitment fee otherwise due on October 1, 2002 if, on or before September 1, 2002, Borrower shall have (i) received not less than $50,000,000 of senior and/or subordinated debt financing from one or more financial institutions and/or institutional investors on terms reasonably satisfactory to Agent and Lenders, and (ii) applied the proceeds of such financing in permanent reduction of the Term Loan Commitment or the Revolving Credit Commitment (together with a commensurate amount of the loans outstanding under such facility).

ARTICLE V. REPRESENTATIONS AND WARRANTIES

     SECTION 5.01 The Borrower hereby represents and warrants to the Agents and the Lenders that (a) the representations and warranties contained in the Credit Agreement, as amended hereby, and in any other Credit Document are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof (except insofar as such representations and warranties relate expressly to an earlier date); (b) no Default of Event of Default under the Credit Agreement, as amended hereby, or any other Credit Document has occurred and is continuing; and (c) Borrower is in compliance in all material respects with all covenants and agreements contained in the Credit Agreement, as amended hereby, and in the other Credit Documents.

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ARTICLE VI. NO WAIVER

     SECTION 6.01 Except as expressly provided herein, (i) nothing contained in this Amendment or any other communication between Agents and/or Lenders and the Borrower shall be a waiver of any past, present or future violation, default or Event of Default of the Borrower under the Credit Agreement or any Credit Document; (ii) Agents and Lenders hereby expressly reserve any rights, privileges and remedies under the Credit Agreement and each Credit Document that Agents and Lenders may have with respect to each violation, default or Event of Default, and any failure by Agents and/or Lenders to exercise any right, privilege or remedy as a result of the violations set forth above shall not directly or indirectly in any way whatsoever either (A) impair, prejudice or otherwise adversely affect the rights of Agents and/or Lenders, except as set forth herein, at any time to exercise any right, privilege or remedy in connection with the Credit Agreement or any Credit Documents, (B) amend or alter any provision of the Credit Agreement or any Credit Documents or any other contract or instrument, or (C) constitute any course of dealing or other basis for altering any obligation of the Borrower or any rights, privilege or remedy of Agents and/or Lenders under the Credit Agreement or any Credit Documents or any other contract or instrument; and (iii) nothing in this Amendment shall be construed to be a consent.

ARTICLE VII. MISCELLANEOUS PROVISIONS

     SECTION 7.01 Ratification of Credit Agreement and Other Credit Documents. Except as expressly provided herein, (i) the Credit Agreement and all other Credit Documents shall remain unmodified and in full force and effect as supplemented and amended hereby, and (ii) the Borrower hereby affirms all the provisions of the Credit Agreement, as amended hereby, and the other Credit Documents.

     SECTION 7.02 Confirmation of the Security Documents. The Borrower hereby acknowledges and confirms that the Collateral (as defined in the Security Documents) continues to secure the Liabilities (as defined in the Security Documents), including those arising under the Credit Agreement, as amended hereby.

     SECTION 7.03 Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

     SECTION 7.04 RELEASE. THE BORROWER HEREBY ACKNOWLEDGES THAT IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE “OBLIGATIONS” OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM AGENT OR LENDERS. THE BORROWER HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES AGENT AND LENDERS, THEIR PREDECESSORS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW

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OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH THE BORROWER MAY NOW OR HEREAFTER HAVE AGAINST AGENT AND/OR LENDERS, THEIR PREDECESSORS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY “LOANS”, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE CREDIT AGREEMENT OR OTHER CREDIT DOCUMENTS, AND THE NEGOTIATION OF, AND EXECUTION OF, THIS AMENDMENT.

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     IN WITNESS WHEREOF, this Amendment has been executed as of the date first above written.

BORROWER:

ACE CASH EXPRESS, INC.

By: /s/ JOE W. CONNER Name: Joe W. Conner Title: Sr. Vice President & Chief Financial Officer

AGENT:

WELLS FARGO BANK TEXAS, NATIONAL ASSOCIATION

By: /s/ MICHAEL B. SULLIVAN Name: Michael B. Sullivan Title: Senior Vice President

SYNDICATION AGENT:

BANK OF AMERICA, N.A.

By: /s/ E. J. JOOST Name: E. J. Joost Title: Managing Director

MANAGING AGENTS:

JPMORGAN CHASE BANK (f/k/a THE CHASE MANHATTAN BANK)

By: /s/ DEBBIE SOWARDS Name: Debbie Sowards Title: Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION (f/k/a FIRST UNION NATIONAL BANK)

By: /s/ M. G. HYDE Name: M. G. Hyde Title: Director

Fourth Amendment

LENDERS:

WELLS FARGO BANK TEXAS, NATIONAL ASSOCIATION

By: /s/ MICHAEL B. SULLIVAN Name: Michael B. Sullivan Title: Senior Vice President

BANK OF AMERICA, N.A.

By: /s/ E. J. JOOST Name: E. J. Joost Title: Managing Director

JPMORGAN CHASE BANK (f/k/a THE CHASE MANHATTAN BANK)

By: /s/ DEBBIE SOWARDS Name: Debbie Sowards Title: Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION (f/k/a FIRST UNION NATIONAL BANK)

By: /s/ M. G. HYDE Name: M. G. Hyde Title: Director

NATIONAL CITY BANK

By: /s/ MICHAEL J. DURBIN Name: Michael J. Durbin Title: Vice President

HIBERNIA NATIONAL BANK

By: /s/ FRANN J. CRIFASI Name: Frann J. Crifasi Title: Senior Vice President

Fourth Amendment

TEXAS CAPITAL BANK, NATIONAL ASSOCIATION

By: /s/ RONALD K. BAKER Name: Ronald K. Baker Title: Executive Vice President

FIRST AMERICAN BANK, SSB

By: /s/ PAUL VOORHIES Name: Paul Voorhies Title: Vice President

Fourth Amendment

EXHIBIT A

AMENDED AND RESTATED TERM NOTE

U.S. $	Dallas, Texas	, 2002

     FOR VALUE RECEIVED, the undersigned, ACE CASH EXPRESS, INC., a Texas corporation (the “Borrower”), HEREBY PROMISES TO PAY to the order of                      (the “Lender”), for the account of its Applicable Lending Office, as defined in that certain Amended and Restated Credit Agreement, dated as of November 9, 2000, by and among the Borrower, the Lender, certain other lenders from time to time parties thereto (collectively, the “Lenders”), Wells Fargo Bank Texas, National Association, a national banking association, as Agent for the Lenders, Bank of America, N.A., a national banking association, as Syndication Agent, and Wachovia Bank, National Association, a national banking association (f/k/a First Union National Bank), and JPMorgan Chase Bank, a New York state banking corporation (f/k/a The Chase Manhattan Bank), both as Managing Agents (as amended, modified or supplemented from time to time, the “Credit Agreement”) (capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement) or any other office designated by the Lender the principal sum of                      DOLLARS ($                     ).

     The Borrower promises to pay interest on the unpaid principal amount of the Term Loan from the date of such Term Loan until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

     Both principal and interest are payable in lawful money of the United States of America to Wells Fargo Bank Texas, National Association, a national banking association, as Agent, at 4975 Preston Park Boulevard, Suite 280, Plano, Texas 75093, in same day funds.

     All payments made on account of principal of each Term Loan, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Amended and Restated Term Note (this “Note”), provided, however, that failure of the Lender to make such notation or any error therein shall not in any manner affect the obligation of the Borrower to repay such Term Loans in accordance with the terms of this Note.

     This Note is one of the Term Notes referred to in, and is subject to and entitled to the benefits of, the Credit Agreement. This Note is secured by the Collateral described in the Credit Documents. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

     The Borrower hereby waives presentment, demand, protest, notice of intent to accelerate, notice of acceleration and any other notice of any kind, except as provided in the Credit Agreement. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

AMENDED AND RESTATED TERM NOTE

1

     The Note amends, modifies and restates, but does not extinguish or constitute a novation of, the indebtedness evidenced by that certain Term Note, dated                , in the principal amount of $                    , executed by the Borrower and payable to the Lender, which Term Note was given as a modification and replacement, but not in extinguishment or novation of, the indebtedness evidenced by that certain Amended and Restated Reducing Revolver Note, dated                     , in the principal amount of $                    , executed by the Borrower and payable to the order of the Lender. All rights, titles, liens and security interests securing the prior notes are preserved, maintained and carried forward to secure this Note.

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

ACE CASH EXPRESS, INC

By:

Name:

Title:

AMENDED AND RESTATED TERM NOTE

2

LOANS, MATURITIES
AND PAYMENTS OF PRINCIPAL AND INTEREST

		Rate of	Amount of	Amount of
	Amount	Interest	Principal	Interest	Unpaid
Borrowing	and Type of	Applicable	Paid or	Paid or	Principal	Notation
Date	Loan	to Loan	Prepaid	Prepaid	Balance	Made By

AMENDED AND RESTATED TERM NOTE

3

EXHIBIT I

BORROWING NOTICE

                    , 200

Wells Fargo Bank Texas, National Association, as Agent
4975 Preston Park Boulevard,
Suite 280
Plano, Texas 75093

     Attention: Loan Administration

Ladies and Gentlemen:

     The undersigned, ACE Cash Express, Inc., a Texas corporation (the “Borrower”), refers to the Credit Agreement, dated as of November 9, 2000 (as amended from time to time in accordance with its terms, the “Credit Agreement”; capitalized terms defined therein and not defined herein being used herein as therein defined), among the undersigned, certain Lenders parties thereto, and Wells Fargo Bank Texas, National Association, a national banking association, as Agent for such Lenders, and hereby gives you notice, irrevocably pursuant to Section 2.03 of the Credit Agreement, that the undersigned hereby requests a borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such a borrowing (the “Proposed Borrowing”) as required by Section 2.03 of the Credit Agreement:

(A)	Borrowing Date of a Proposed Borrowing (which is a Business Day)

(B)	Aggregate Principal Amount of Proposed Borrowing

(C)	Type of Loan	Revolving Credit Loan
(D)	Reference Rate or Alternate Base Loan

     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

     (a)  the representations and warranties contained in Article III of the Credit Agreement are true and correct in all material respects on and as of the date of the Proposed Borrowing, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date;

     (b)  no event has occurred and is continuing, or would result from the Proposed Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or a Default;

     (c)  after giving effect to the Proposed Borrowing and all other borrowings which have been requested on or prior to the date of the Proposed Borrowing but which have not been made prior to such date, the aggregate principal amount of Revolving Credit Loans will not exceed the aggregate of the Revolving Credit Commitment; and

     (d)  the proceeds of such Proposed Borrowing will be used only to fund Borrower’s working capital requirements in the ordinary course of its business.

     Attached hereto are calculations demonstrating the Borrower’s compliance with the aforementioned financial covenants.

Sincerely,

ACE CASH EXPRESS, INC.

By:

Name:

Title:

2

SCHEDULE 2.01(a)

TERM LOAN COMMITMENTS

Lender	Commitment	Percentage of Commitment

Wells Fargo Bank Texas, National Association	$15,440,137.33	30.97%
Bank of America, N.A	$11,184,294.62	22.44%
Wachovia Bank, National Association	$8,497,158.75	17.05%
JPMorgan Chase Bank	$8,497,158.75	17.05%
National City Bank	$2,832,386.50	5.68%
Hibernia National Bank	$1,132,954.75	2.27%
Texas Capital Bank, National Association	$1,132,954.75	2.27%
First American Bank, SSB	$1,132,954.55	2.27%
Total Term Loan Commitments	$49,850,000.00	100.00%

SCHEDULE 6.19(a)

Location	Center #

15128 Airline Hwy, Baton Rouge, LA	724
9455 Hwy. 377 South, Benbrook, TX	1393
19th Avenue & Bell Rd, Phoenix, AZ	1222
University & Extension, Mesa, AZ	1224
SWC 83rd Ave & Glendale Ave., Glendale, AZ	1225

SCHEDULE 6.19(b)

Location	Center #

51st Ave & Northern, Glendale, AZ	1228
2101 Goliad Road, San Antonio, TX	591
301 U.S. 19 No., St. Petersburgh, FL	3323